Dated November 19, 2020 Indivior, Inc. - and - Ryan Preblick EMPLOYMENT AGREEMENT Exhibit 10.24.1

## INDEX

1. PRELIMINARY ........ 3
2. EMPLOYMENT ........ 3
3. YOUR OBLIGATIONS ........ 4
4. PLACE OF WORK ........ 5
5. REMUNERATION ........ 5
6. BENEFITS ........ 7
7. RESERVED ........ 8
8. HOLIDAYS ........ 8
9. INTELLECTUAL PROPERTY ........ 9
10. TERMINATION FOR CAUSE ........ 10
11. TERMINATION ON NOTICE ........ 11
12. TERMINATION PAYMENTS ........ 12
13. OBLIGATIONS ON TERMINATION ........ 13
14. CONFIDENTIALITY & POST TERMINATION RESTRICTIONS ........ 14
15. RECONSTRUCTION ........ 17
16. DISCIPLINARY PROCEDURE ........ 17
17. COLLECTIVE AGREEMENTS ........ 17
18. DATA PROTECTION ACT ........ 17
19. GENERAL ........ 18
20. DEALINGS IN SHARES ........ 20
21. INSURANCE AND INDEMNIFICATION ........ 21

SCHEDULE ONE ........ 22

1. Definitions and Interpretations ........ 22

1

STATEMENT OF MAIN TERMS AND CONDITIONS OF EMPLOYMENT Name of Employer : Indivior, Inc. Name of Executive : Ryan Preblick Date employment began (if there has been continuous employment with a previous employer, the date when the previous employment began) : July 17, 2012 Job title : Chief Financial Officer Place of Work : See clause 4 Remuneration : See clause 5 Normal working hours : Normal business hours and such additional hours as are necessary for the proper performance of your duties Holidays and holiday pay : See clause 8 Provisions for sickness or injury : See clause 6 Details of any pension scheme (other than the statutory scheme) : See clause 6 Collective Agreements : See clause 17 Notice of termination required from: (a) the Employer (b) the Executive : See clause 2.1 : See clause 2.1 Termination payments : See clause 12 Details of disciplinary procedures : See clause 16 2

THIS AGREEMENT is made on November 19, 2020. BETWEEN (1) Indivior, Inc. whose registered office is at 10710 Midlothian Turnpike, Suite 125, Richmond, Virginia (“us” or “our”, or “we” or the “Company”); and (2) Ryan Preblick (“you” or the “Executive”) NOW IT IS AGREED that: 1. PRELIMINARY 1.1 Definitions This agreement (the “Agreement”) will be interpreted in accordance with Schedule One of this Agreement. 2. EMPLOYMENT 2.1 Appointment You are appointed as Chief Financial Officer or in such other capacity of a similar status as we may reasonably require from November 19, 2020 unless and until either of us gives to the other not less than twelve months’ written notice or your employment is otherwise terminated in accordance with the other terms of this Agreement. We may at any time appoint any other person or persons to act jointly with you. You will report to the Chief Executive Officer or such other individual as may from time to time be determined by the Board for this purpose. 2.2 You warrant and represent to the Company that you will not be in breach of any existing or any former terms of employment applicable to you whether express or implied or of any other obligation binding on you by reason of your entering into this Agreement or performing all or any of your duties and obligations under it and that you are not subject to any restrictions preventing you holding office as a Director (if applicable). 2.3 Continuous employment You began your continuous employment with the Company on July 17, 2012. No other employment with a previous employer will count towards your period of continuous employment. 2.4 Directorship If the Board so requests, you will hold office as a director of the Company or any Group Company. You will have no right to hold office as a director of any Group Company and you must resign immediately from any such office without claim for compensation upon the request of the Board at any time; you must immediately resign as a director of the Company and any Group Company without claim for compensation upon Termination or upon the commencement of Garden Leave; you irrevocably authorise the Company and' any person nominated by the Board to sign on your behalf any resignation which you are required to give under this clause. 2.5 Upon Termination for whatever reason you must also at the request of the Company transfer without payment to the Company or Indivior as the Company or the Board may direct any shares provided to you to enable you to qualify as a director and any shares in any Group Company held by you as a nominee for the Company or Indivior and if you should fail to do so within seven days the Company or Indivior are hereby irrevocably authorised to appoint some person in your name and on your behalf to sign any documents or do any things necessary or requisite to give effect to these. 3. YOUR OBLIGATIONS 3.1 Duties During your employment, you must: 3.1.1 carry out your duties in a faithful, competent and efficient manner and use your best endeavours to promote and maintain the interests of the Company, Indivior and the Group; 3.1.2 devote the whole of your time, attention and skill to the performance of your duties during such reasonable hours as may be necessary for the proper performance of your duties or as the Board may reasonably require from time to time; and promptly and faithfully comply with all reasonable instructions of the Board; 3.1.3 not directly or indirectly be in any manner engaged, concerned or interested in any other trade, business, profession or occupation whatsoever except: (a) for investment purposes only as holder of securities of any company dealt in on a recognised stock exchange which comprise less than five percent of the total securities of the relevant class; or (b) with the written consent of the Board and subject to any terms and conditions which the Board imposes; 3.1.4 not make or give any statement, announcement or interview to the press radio or television network or similar medium of communication on any matter concerning the Company or any Group Company or any past or present or prospective customer or client, unless cleared to do so; 3.1.5 not offer or ask for or accept, receive or give directions for the disposal of any commission, benefit or gift whatsoever in respect of any transaction, venture or affair in which the Company or any Group Company may be engaged or is or seeks to be interested nor permit your spouse or any dependant so to do but 4 notwithstanding this prohibition all such commissions, benefits and gifts (with a value greater than £100) actually received shall be our property; and 3.1.6 comply with any rules set out in Indivior or the Company’s Code of Conduct and other policies applicable to employees. The Code of Conduct and such policies are non-contractual and do not form part of your terms and conditions of employment and Indivior or the Company may amend its Code of Conduct and policies from time to time. 4. PLACE OF WORK 4.1 Your normal place of work will be at the Company’s offices at 10710 Midlothian Turnpike, Suite 125, Richmond, Virginia but you must work at such other place or places as we may reasonably require for the proper performance of your duties. You may also be required to travel both within and outside the USA in order to fulfil your duties. 5. REMUNERATION 5.1 Salary You shall receive a gross base salary at an annual rate of $480,000 accruing from day to day which shall be paid in arrears in accordance with the usual payment practices of the Company. 5.2 Other Fees and Allowances Your salary in clause 5.1 is inclusive of any fees to which you may be entitled as a Director of the Company or any Group Company and/or any compensation for overtime and/or any holiday or other allowance which may apply locally. 5.3 Annual Performance Plan 5.3.1 You shall also be entitled to participate in Indivior’s Annual Incentive Plan (“AIR”) (or equivalent bonus plan in existence from time to time) subject to the rules of the AIR from time to time, including for the avoidance of doubt, the right of Indivior to amend, vary or to terminate the terms of the AIR at any time. The AIR is based on performance criteria established by Indivior’s remuneration committee (the “Remuneration Committee”) from time to time. 5.3.2 The target bonus which you may receive under the AIR is 60% of the salary specified in clause 5.1. Any bonus will be paid in accordance with the terms of AIR, the Company’s Remuneration Policy and any other terms Indivior or the Remuneration Committee may implement from time to time, at or about the same time bonuses are paid to other senior executives of the Company or Indivior, but in all cases by March 15th of the year following the year to which the bonus relates. Bonus is inclusive of any statutory or company profit sharing scheme bonus payments, if these are applicable under local law. 5.3.3 For the avoidance of doubt, except as provided by clause 12 (if applicable), you have no contractual right to or expectation of receipt of any bonus. Receipt of bonus in one year 5 should not be taken as a guarantee of any future bonus payments. Any bonus paid is not part of your base salary and is not pensionable. You acknowledge that, to the extent permitted by applicable law, the Company may recover and/or deduct from your salary and/or any other monies due to you, without limitation, any overpayments of bonus arising from audit correction or which were obtained fraudulently or through misrepresentation of your performance against the relevant criteria. In addition, any bonus will be subject to Indivior’s applicable malus and clawback policy, as amended from time to time. 5.3.4 If your employment terminates: 5.3.4.1 by reason of resignation (other than resignation for Good Reason in accordance with clause 12); or 5.3.4.2 for a reason set out in clause 10, then you shall have no entitlement to a bonus payment and no such payment will be made to you in respect of: 5.3.4.3 the financial year in which your employment terminates; and 5.3.4.4 if different, the financial year in which you resign or are served notice by the Company (as applicable). 5.4 Deductions To the maximum extent permitted by applicable law, the Company reserves the right at any time during your employment, or in any event upon Termination, to deduct from your salary and/or any other monies due to you, an amount equivalent to: without limitation, any overpayment of salary remuneration or other payment made to you during the course of this employment; the amount of any expenses claimed by you and paid but subsequently disallowed by the Company or personal expenses on the Company or Group credit card; the outstanding amount of any loan or advance (including any advance payment of any bonus) made by the Company or any Group Company to you; and any cost of repairing any damage to or loss of property of, any fines or charges imposed upon or any other loss sustained by the Company, any Group Company or any third party, caused by your breach of contract or breach of the Company’s or Indivior’s rules or as a result of your negligence or dishonesty. You shall be notified and given an explanation of any such deductions prior to their being made. By signing this Agreement, you give your enduring consent to such deductions being made from your salary or other monies due to you from the Company. 5.5 Review The salary payable to you shall be reviewed at least once in each calendar year but there is no contractual right to receive an increase in base salary or other remuneration under this Agreement and any such increase shall be at the sole discretion of the Board. 6

6. BENEFITS 6.1 You shall be entitled to participate in retirement and welfare benefits, incentive compensation, perquisite and other plans and arrangements of the Company or any Group Company applicable to senior executives as in effect and on such terms as are prescribed by the Company in its sole discretion from time to time. The Company or Indivior each may in its absolute discretion at any time withdraw, change or suspend any such benefit, plan or arrangement without notice and without any obligation to provide any compensation or replacement. Long Term Incentive Plan 6.2 Indivior may offer you participation in Indivior’s Long Term Incentive Plan (“LTIP”) so as to increase your position as a shareholder in indivior and share in its financial success. Any opportunity to participate m the LTIP is non-contractual and is entirely at the sole discretion of the Remuneration Committee or such Officers of Indivior with the necessary authority. Participation is not guaranteed in any year and the terms of any scheme are determined by the rules of the LTIP as may apply from time to time. Any award under the LTIP will be subject to Indivior’s applicable malus and clawback policy, as amended from time to time. 6.3 Expenses We will reimburse you (in accordance with Company or Group policy in place from time to time) all travelling, hotel, entertainment and other out of pocket expenses on the basis that they were properly and reasonably incurred, wholly, exclusively and necessarily for and in the course of performing your duties. However, you must provide to the Company such vouchers, receipts or other evidence of actual payment of the expenses as the Company may reasonably require. 6.4 This clause 6.4 applies if your absence results from sickness or injury arising from an accident or other circumstances in which you may pursue a claim for compensation against a third party. In these circumstances, any payments the Company makes to you above any applicable statutory sick pay will be paid subject to the condition that you include in your claim for compensation a claim for loss of earnings for the period of absence (no credit being given in your claim for payments made by the Company). You agree to reimburse the Company the total amount of salary and benefits actually paid by the Company (but excluding any applicable statutory sick pay) up to but not exceeding the amount of compensation received for loss of earnings. 6.5 In the event of your death in service, the Company will continue to pay your base salary for a period of one month following the month in which death occurs. 7

6.6 The Executive (or his I her estate) shall always receive the greater of the amounts specified in clauses 6.4 (in the case of the Executive’s sickness or accident) and 6.5 (in the case of death) and those which are required to be paid by applicable local law. 6.7 Other Benefits If the Company or Indivior provides or makes available any other benefit for you which is not referred to in this Agreement, this will be wholly discretionary. The Company or Indivior may withdraw, change or suspend such other benefit without notice and without any obligation to provide any compensation or replacement. 7. BLANK ON PURPOSE 8. HOLIDAYS 8.1 Entitlement The Company’s holiday year is the calendar year and you will be entitled to 25 working days in each holiday year (in addition to locally observed public holidays) to be taken at such times as agreed between you and the Company. If applicable local legislation or regulation provides for a greater amount of statutory holiday leave then you will be entitled to such greater amount. The Company may nominate up to 3 days on which annual holiday must be taken from your annual entitlement. 8.2 Accrual Accrual of holiday pay shall be governed by the Company’s vacation policy in effect from time to time. Notwithstanding the terms of any such vacation policy and to the extent permitted by applicable law, your entitlement to accrued holiday pay on Termination will be pro rata to the period of employment during the holiday year. On Termination you must repay to the Company any holiday pay received taken in excess of your actual entitlement. If permitted by applicable law, the Company may deduct this from any salary the Company owes you on Termination as per the terms set out in section 5.4 of this contract. 8.3 Unused Holiday Unless agreed in advance and subject to applicable local legislation any unused holiday carried forward to the next holiday year that remains untaken by 30th March shall be lost. The maximum amount of holiday that may be carried over from one holiday year to the next is 5 days. The Company will require you to take any unused holiday during any notice period.

9. INTELLECTUAL PROPERTY 9.1 General Duties You acknowledge that by reason of your position and taking into account that the salary provided for under this Agreement has been specifically determined by considering the following activities and rights, you have a special obligation to the Company and Indivior in relation to intellectual Property, Intellectual Property Rights and Inventions and to further the interests of the Company and Indivior in respect of the generation, whether alone or jointly, of any product, process, formula, design, drawing, slogan, writing, computer programme, know-how, or similar knowledge of any kind which relates to the business of the Company or any Group Company or other Intellectual Property, Intellectual Property Rights and Inventions. 9.2 Property Rights 9.2.1 All Intellectual Property, Intellectual Property Rights and Inventions created by you or in conjunction with others during the course of your employment (for the avoidance of doubt within or outside your normal working hours) which relate to, or are reasonably capable of being used in, the business of the Company or any Group Company shall be immediately communicated by you to the Company in writing or other appropriate record medium (if recordable) together with all information concerning the same which the Board may request and shall be the absolute property of the Company together with all legal rights therein including Intellectual Property Rights and you hereby assign to the Company all (if any) interest which you may from time to time have in any such Intellectual Property Rights. You further acknowledge and agree that all Inventions consisting of copyrightable subject matter is “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. § 101), as amended, and such copyrights are therefore owned by the Company. 9.2.2 You shall forthwith and from time to time both during your employment and thereafter at the request and cost of the Company apply for and execute all such documents, and do all such acts and things as may in the opinion of the Company be necessary or conducive to obtain letters patent or other protection for any such Intellectual Property, Intellectual Property Right or Invention in any part of the world and to vest such letters patent or other protection in the Company or its nominees. 9.2.3 You hereby irrevocably authorise the Company both during your employment and thereafter for the purposes of this clause 9 to make use of your name and to sign and to execute any documents or do anything on your behalf (or where permissible to obtain the patent or other protection in its own name or in that of its nominees). A certificate in writing, signed by any director or the secretary of the Company, that any instrument or act falls within the authority conferred by this Agreement shall be conclusive evidence that such is the case so far as any third party is concerned. 9.2.4 You shall both during your employment and thereafter not knowingly do anything to imperil the validity of any patent or protection or any application therefore but shall at 9 the cost of the Company render all possible assistance to the Company, or any Group Company, both in obtaining and in maintaining such patents or other protection. 9.2.5 You shall not either during your employment or thereafter exploit or assist others to exploit any Intellectual Property, Intellectual Property Right or Invention which you may from time to time make or discover in the course of your duties or (unless the same shall have become public knowledge) make public or disclose any such Intellectual Property, Intellectual Property Right or Invention or give any information in respect of it except to the Company or as it may direct. 9.2.6 You hereby irrevocably and unconditionally waive in favour of the Company, its licensees and successors-in-title any and all rights arising in any works (existing or future) the subject of copyright made by you in the course of your employment (including, without limitation, all moral rights under the Copyright, Designs and Patents Act 1988 and all similar rights in other jurisdictions). 9.2.7 You shall, at the request and expense of the Company, take all steps that may be necessary to enforce against any third party your moral rights in any copyright work owned by the Company or any Group Company. 10. TERMINATION FOR CAUSE 10.1 The Company may terminate your employment under this Agreement with immediate effect if at any time you: 10.1.1 refuse or without reasonable cause fail or wilfully neglect to attend properly to your duties or fail to obey any lawful direction of any person in a position of authority over you; or 10.1.2 commit any serious or persistent breach of any of your obligations to the Company or Indivior (whether under this Agreement or otherwise) or make or are found to have made any serious misrepresentation to the Company or Indivior; or 10.1.3 are guilty of gross misconduct, mismanagement or neglect in the performance of any duty owed by you to the Company or Indivior; or 10.1.4 become bankrupt or apply for any receiving order or have a receiving order made against you or make any composition with your creditors; 10.1.5 commit or give to the Company or Indivior reasonable grounds for believing that you have committed any act of dishonesty or fraud or such other conduct which is likely to bring you or the Company or any Group Company into disrepute; or 10.1.6 are charged with a criminal offence (other than a motoring offence which does not carry with it a custodial sentence) or act in such a manner which in the Company’s or the Board’s opinion may bring you, your office or us into disrepute. 10.2 In such circumstances, the Company and Indivior shall not be obliged to make any further payments to you except such salary as may have accrued at the date of Termination and 10 in respect of any accrued but untaken holiday. You shall have no claim against the Company or Indivior by reason of such Termination and the notice period, Garden Leave, bonus, compensation for loss of office and termination payments (under clause 12 of this Agreement) provisions will not apply. 10.3 Clauses 10.1 and 10.2 apply notwithstanding any other provision of this Agreement and without prejudice to any other remedy the Company or Indivior may have and to the rights and remedies of the parties which may have accrued at the date of Termination and without prejudice to the provisions of this Agreement relating to the position after Termination. Any delay or forbearance by the Company in exercising any right of termination shall not constitute a waiver of it. 11. TERMINATION ON NOTICE 11.1 Garden Leave Following service of notice to terminate employment by either party under clause 2.1, or if you purport to terminate employment in breach of contract, the Company may in its absolute discretion, for the whole or part of your notice period, require you: 11.1.1 not to attend any of your places of work or any other premises of the Company or any Group Company; 11.1.2 not to carry out some or all of your duties under this Agreement and/or to carry out other duties or assist with separate project work instead of your usual duties; 11.1.3 to notify the Company of any change of your address or contact details; 11.1.4 to ensure that the Company knows where you will be and how you can be contacted during each working day (except during any penods taken as holiday in the usual way); 11.1.5 not, without the Company’s prior written permission, to contact or attempt to contact on a business or professional level any client or customer, supplier, agent, employee or officer of the Company or any Group Company. Provided that the Company continues to pay you your full basic salary and benefits during Garden Leave (save that you shall not be entitled to earn or be paid any bonus or be granted any new LTIP awards during any period of Garden Leave or to participate in benefits to the extent prohibited by law or the terms of the applicable benefit plan, program or arrangement), the other terms of this Agreement shall nevertheless remain in full force and effect and it is agreed that you shall be prohibited from working for any other company, organisation or person (including carrying on a business on your own account), and the duties you owe to the Company and Indivior shall remain in full force and effect. 11.2 Holiday and Garden Leave I ii

Any holiday entitlement which has accrued to you at the commencement of any period of Garden Leave and any holiday entitlement which continues to accrue shall be deemed to be taken by you during such period, if you are not required to workforthe Company during such period. 11.3 Payment in Lieu of Notice The Company in its absolute discretion reserves the right to terminate this Agreement at any time and for any reason with immediate effect by giving you written notice of its intention to make a Payment in Lieu (as defined below). Within 35 days of such notice and termination, the Company will pay you the first monthly instalment of your notice period (or unexpired balance thereof) (all such instalments collectively being “Payment in Lieu”). Such Payment in Lieu will consist of base salary only and will not include any bonus or commission payments, any payment in respect of benefits or any payment in respect of any holiday entitlement that might have accrued during the balance of the notice period, had it been worked by you. You shall not be entitled to any Payment in Lieu if the Company would otherwise have been entitled to terminate your appointment without notice in accordance with clause 10. In that case the Company shall also be entitled to recover from you any Payment in Lieu (or instalments thereof) already made. To the extent that the Company determines that the Payment in Lieu is not subject to Section 409A, or an acceleration of the Payment in Lieu would not violate Section 409A, the Company in its discretion may pay your Payment in Lieu in a lump sum. 12. TERMINATION PAYMENTS 12.1 Termination without cause or for Good Reason In the event that your employment is terminated by the Company other than for cause in accordance with clause 10, or you terminate your employment for Good Reason, then in addition to either the notice period referred to in clause 2.1 (whether worked or spent wholly or partly on Garden Leave) or Payment in Lieu in accordance with clause 11.3, and subject to and conditional upon: (i) your entering into (and not revoking) a valid release/settlement agreement within 30 days of Termination (or such longer period as provided by the Company) in a form that is acceptable to the Company; and (ii) your continued compliance with any surviving terms of this Agreement (including but not limited to the post-Termination restrictions in clause 14), you shall be entitled to receive a pro-rata portion of the AIP that you would have received for the year of Termination (having satisfied applicable objectives) based on the number of days you were actively employed from the start of the applicable AIP year until the first to occur of either (i) the start of Garden Leave or (ii) Termination, payable at the same time bonuses are paid to other executives. 12

13. OBLIGATIONS ON TERMINATION 13.1 Upon Termination for whatever reason, or upon the commencement of or at any time during Garden Leave, you must immediately at the Company’s request: 13.1.1 return to the Company at such premises as the Company may direct all Company and Group property, including but not limited to any car, computer, communication equipment, (e.g. mobile phone/Blackberry) provided to you, all software, documents, correspondence, client lists, papers, notes, memoranda, chattels and other property including computer discs or other media of or provided on behalf of or relating to the Company or any Group Company or its or their clients/customers retained in whatever medium which you made or received during or by reason of your employment by the Company or which may be in your possession or under your control (including all copies and notes of any of the same); 13.1.2 irretrievably delete any information relating to the business of the Company and any Group Company stored on any magnetic or optical disk or memory and all matter derived from such sources which is in your possession or under your control outside the Company's premises; 13.1.3 resign without compensation from any offices you hold in the Company or any Group Company and from all other appointments or offices which you hold as nominee or representative of the Company and any Group Companies; 13.1.4 transfer without payment to the Company or as it may direct any shares or other securities held by you in the Company or any Group Company as a nominee or trustee for the Company or any Group Company and deliver to the Company the related certificates; and 13.1.5 provide a signed statement that you have complied fully with your obligations under this clause 13.1, together with such reasonable evidence of compliance as the Company may request. 13.2 Where you have been placed on Garden Leave you shall not be required by clause 13.1 to return until the end of the Garden Leave period any property provided to you as a contractual benefit for use during your employment. 13.3 You hereby irrevocably appoint the Company to be your attorney to execute and do any such instrument or thing and generally to use your name for the purpose of giving the Company or its nominee the full benefit of clauses 13.1.3 and 13.1.4. 13.4 On Termination, for whatever reason, you shall not be entitled to any compensation for the loss of any rights or benefits under any share option, bonus, long-term incentive plan or other profit-sharing scheme operated by the Company or any Group Company in which you may participate. 13

14. CONFIDENTIALITY AND POST TERMINATION RESTRICTIONS 14.1 Duty of Confidentiality i You acknowledge that m the course of your employment you will have access to Confidential Information, and, as such, have agreed to enter into the restrictions in this clause 14. You undertake with the Company that during your employment and at any time thereafter you will not disclose or permit the disclosure to any person (except to our officials authorised to receive it or with the prior written consent of the Board) any Confidential Information, shall use your best endeavours to prevent the publication and disclosure of any Confidential Information and will not use any Confidential Information for your own benefit or for the benefit of any person or persons or in a manner which would or might be detrimental to the Company or any Group Company save that this will not apply to any Confidential Information which comes into the public domain through no breach of obligation by you or which you are ordered to disclose by a court of competent jurisdiction or any regulatory authority. 14.2 Notwithstanding clause 14.1, nothing in this Agreement shall be construed to prevent disclosure of Confidential Information to the extent required by law or a valid court order, provided that your disclosure does not exceed the minimum extent required by law or order and you provide prompt written notice of such requirement to an authorized officer of the Company and provide all assistance the Company or Indivior reasonably requires to contest such disclosure. In addition, nothing in this Agreement shall be construed to prevent you from making any disclosure or communication protected by law or to prohibit you from reporting possible violations of law to a governmental agency or entity or require you to seek authorization from the Company or to notify the Company if you make such reports. You acknowledge that you may be entitled to immunity from liability for certain disclosures of trade secrets under the Defend Trade Secrets Act, 18 U.S.C. § 1833(b). 14.3 Post-Employment Obligations In order to protect the Confidential Information, trade secrets and business connections of the Company and each Group Company to which you have access as a consequence of your employment, and to protect its and their legitimate interest in its and their customer relationships, goodwill, and maintaining the stability of its and their workforce following its and their investment in recruitment and training, you covenant with the Company for itself and as trustee and agent for each Group Company that you shall not directly or indirectly, on your own behalf or on behalf of, or in conjunction with, any firm, company or person, during the Restricted Period: 14.3.1 solicit or entice away or endeavour to solicit or entice away from the Company or any Group Company the business or custom of a Restricted Customer with a 14 view to providing goods or services to that Restricted Customer in competition with any Restricted Business; or 14.3.2 have business dealings with or accept business or custom from a Restricted Customer in competition with any Restricted Business; or 14.3.3 encourage or try to encourage a Supplier to cease supplying the Company or any Group Company or to materially alter the terms of supply; or 14.3.4 offer to employ or engage or otherwise solicit or entice away or endeavour to solicit or entice away from the Company or any Group Company any Restricted Person; or 14.3.5 be involved in any Capacity with any business concern which is (or intends to be) in competition with any Restricted Business; or 14.3.6 at anytime after Termination, represent yourself as connected with the Company or any Group Company in any Capacity (other than as a former employee), use any registered names or trading names associated with the Company or any Group Company or knowingly make any untrue statement in relation to the Company or any Group Company. 14.4 You agree and covenant that you will not at any time, during or after your employment, make, publish or communicate, or encourage others to make, publish, or communicate, to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning any member of the Group, any of their respective businesses, products, services or activities, or any of their respective current or former officers, directors, managers, employees or agents. This shall not prohibit you from providing truthful testimony in response to a validly issued subpoena. 14.5 The provisions of this clause 14 shall not prevent you from: 14.4.1 holding an investment by way of shares or other securities of not more than five % of the total issued share capital of any company, whether or not it is listed or dealt in on a recognised stock exchange; 14.4.2 being engaged or concerned in any business concern insofar as your duties or work shall relate solely to geographical areas where the business concern is not in competition with any Restricted Business; or 14.4.3 being engaged or concerned in any business concern, provided that your duties or work shall relate solely to services or activities of a kind with which you were not concerned to a material extent in the two years prior to Termination. 14.6 If you receive an offer to be involved in any Capacity in any business concern which is (or intends to be) in competition with any Restricted Business either during the period of this Agreement, or during the Restricted Period, you shall give the person making the offer a copy of this clause 14 and shall tell the Company the identity of that person as soon as possible (and m any event within ten (10) days) after accepting the offer. Nothing in this 15 clause shall be construed as a waiver of the Company’s right to contest your employment by such business concern as a violation of this Agreement. 14.7 You recognize and agree that the restrictions arising from this clause 14 are reasonable and necessary m order to protect the legitimate interests of the Company. Each of the restrictions is intended to be separate and severable. If any of them are found to be void in circumstances where such a restriction would be valid if modified or part of its wording was deleted, it is agreed that the restriction shall apply with such modification or deletion as is necessary to make it valid or effective. If any of the restrictions are found to be unenforceable, the enforceability of the other restrictions should not be affected. You also acknowledge and agree that this clause 14 will not impair you from becoming gainfully employed, or otherwise earning a livelihood following termination of employment. You also acknowledge and agree that this Agreement is supported by adequate consideration through your employment or continued employment and the benefits hereunder, including any LTIP benefits. The Company would not have entered into this Agreement or agreed to share Confidential Information with you if you did not agree to this clause 14. 14.8 You agree that an impending or existing violation of any of the covenants contained in clause 9 (Intellectual Property) or this clause 14 would cause the Group Companies irreparable injury for which they would have no adequate remedy at law and agree that the Company shall be entitled to obtain injunctive relief prohibiting such violation, in addition to any other rights and remedies available to it at law or in equity. You agree and consent that the Company shall be entitled to a temporary or permanent injunction or other equitable relief against any such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. You also agree that, in the event that you breach any of covenants contained in contained in clause 9 (Intellectual Property) or this clause 14 or initiate legal action to challenge any such covenant, you shall be liable to the Company for attorneys’ fees and costs incurred in any legal activity engaged in, defended by, or prosecuted by the Company to enforce such covenant or seek remedy of such breach. 14.9 If your employment is transferred to any firm, company, person or entity other than a Group Company (the "New Employer"), you will, if required, enter into an agreement with the New Employer containing post-termination restrictions corresponding to the restrictions in this clause 14, protecting the confidential information, trade secrets, business connections and workforce stability of the New Employer. 14.10 You will, at the request and expense of the Company, enter into a separate agreement with any Group Company in which you agree to be bound by restrictions corresponding to the restrictions in this clause 14 (or such of those restrictions as the Company deems appropriate) in relation to that Group Company. 16

15. RECONSTRUCTION If the Company is liquidated for the purpose of amalgamation or reconstruction or some other company acquires or unconditionally agrees to acquire the whole or substantially the whole of our undertaking and our assets or our issued share capital, the Company may terminate this Agreement and your employment with the Company upon offering you employment with the acquiring company on terms not less favourable than the terms of this Agreement. In such event you will have no claim against the Company in respect of the Termination and you must accept such offer of new employment. 16. DISCIPLINARY PROCEDURE For the purpose of investigating any allegation of misconduct the Company may suspend you on full salary and benefits for such period as is necessary for a proper investigation to be made and/or for so long as is otherwise reasonable while any disciplinary procedure against you is outstanding. 17. COLLECTIVE AGREEMENTS There are no collective agreements in force in respect of your employment. 18. DATA PROTECTION ACT 18.1 You consent to the Company and any Group Company processing your Personal Data and Personal Sensitive Data for the purposes of your employment, for administrative purposes and for the purposes of complying with applicable laws, regulations and procedures. You agree that where during your employment by us you process Personal Data and/or Personal Sensitive Data (whether relating to prospective, current or future employees of the Company or the Group at any time, clients or customers of the Company or the Group, or other persons) you will comply at all times with relevant legislation in particular the UK Data Protection Acts of 1998 and 2018 and the General Data Protection Regulation (EU) 2016/679 relating to the protection of Personal Data and Personal Sensitive Data. 18.2 Information may be disclosed to Group Companies for management purposes and for personnel administration in connection with your employment. This may involve the transfer of your Personal Data and Personal Sensitive Data to countries or territories which have different data protection laws to those of the country where you are employed. You consent to the transfer of such information to any Group Company and the Company's or any Group Company's business contacts outside the European Economic Area in order to further its or their business interests even where the country or territory in question does not maintain adequate data protection standards. 18.3 Information may be disclosed to third parties or agents who provide the Company or the Group with services, such as benefits providers. You agree the Company can also at times 17 be required by some countries to disclose Personal Data and Personal Sensitive Data in order to comply with a legal or regulatory reporting and or other obligation. 19. GENERAL 19.1 Any payments under this Agreement shall be made less any necessary withholdings, such as taxes and social security contributions. Where the Company cannot make withholdings for practical reasons the proper delivery of required withholdings to third parties shall be your responsibility. Determining and paying the proper taxes relating to your remuneration under this Agreement shall be your responsibility. 19.2 Payments made by the Company in accordance with clause 5 together with any other sums properly due you shall be made in full and final settlement of any claims arising out of your employment or its termination, and you shall agree to such full and final settlement in writing before any payment is made. 19.3 The parties intend that the provisions of this Agreement comply with or be exempt from Section 409A and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Notwithstanding the foregoing, nothing in this Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) from you to the Company or Indivior or to any other individual or entity. With respect to any payments or benefits that are deferred compensation subject to Section 409a, a termination of employment shall not be deemed to have occurred unless such termination also constitutes a “Separation from Service” within the meaning of Section 409A. Each installment payment required under this Agreement shall be considered a separate payment for purposes of Section 409A. If, upon separation from service, you are a “specified employee” within the meaning of Section 409A, any payment under this Agreement that is subject to Section 409A and would otherwise be paid within six months after your separation from service will instead be paid in the seventh month following your separation from service (to the extent required by Section 409A(a)(2)(B)(i)). Any taxable reimbursement due under the terms of this Agreement shall be paid no later than December 31 of the year after the year in which the expense is incurred and shall comply with Treas. Reg. § 1.409A-3(i)(1)(iv). If the period during which you have discretion to execute or revoke a release straddles two calendar years, the applicable Group Company shall provide payments or benefits that are conditioned upon the release no earlier than January 1st of the second of such calendar years, regardless of which taxable year the you actually delivers the executed release to the Company. 19.4 Notices 18

Any notice must be in writing and may be handed over personally or sent as a PDF copy by email to you or by you to the Company (as the case may be). Any notice may also be posted recorded delivery or equivalent to the Company (for the attention of your direct line manager) at its registered office for the time being or to you either at your address given above or at your last known address. Any such notice sent by post shall be deemed served five days after it is posted and in proving service it shall be sufficient to prove that the notice was properly addressed and put in the post. 19.5 Previous Agreements This Agreement operates as from the Commencement Date in substitution for and to the exclusion of any terms of service or office previously m force whether written, oral or implied between you and the Company or any Group Company all of which shall be deemed terminated with effect from the date of this Agreement. You acknowledge that you have no claim against the Company or any Group Company in respect of the termination of any such arrangements and agreements. To the extent that Inventions or Intellectual Property Rights are owned by a Group Company on the date hereof as a result of prior agreement or otherwise, this Agreement shall not derogate such ownership. 19.6 Waiver No failure or delay by a party to exercise any right or remedy provided under this agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy. 19.7 Variations Any variation of or addition to this Agreement shall be made in writing and executed by the Executive and the Company. 19.8 Severance If any provision of this Agreement is held by any court or other competent authonty to be void or unenforceable in whole or in part this Agreement shall continue to be valid as to the other provisions thereof and the remainder of the affected provision. 19.9 Third Parties Indivior is an intended third party beneficiary of this Agreement. Any Group Company may enforce the terms of this Agreement but both the Company and you may rescind, vary, waive, assign or release any or all of their respective rights or obligations under this Agreement without the consent of any Group Company. 19

19.10 Counterparts This Agreement may be executed in one or more counterparts which, when taken together, shall be deemed to constitute the entire agreement between the parties. 19.11 Proper Law and Jurisdiction This Agreement shall be governed by and construed under the laws of the State of Delaware and each of the parties hereby irrevocably agrees that any disputes which may arise out of or in connection with this Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Delaware, to which the parties irrevocably submit. There is an exception to this provision relating to any dispute arising out of or in connection with any Group-provided benefits plan in which the Executive may be invited to participate from time to time during their engagement under this Agreement. Any such Plan shall be governed by and construed exclusively under the law and jurisdiction of the country specified in the Plan, and the Courts of that country shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with that Plan or the Executive’s participation in that Plan (including for the avoidance of doubt, disputes in relation to any payments claimed or made, or benefits claimed or provided under it), and it is a condition of participation in any such Plan that the Executive accept and submit to such exclusive jurisdiction. In addition, nothing in this Agreement shall limit the right of a Group Company to seek equitable relief in the event of a breach or threatened breach of clause 9 (Intellectual Property) or clause 14 (Confidentiality St Post- Termination Restrictions). No right, power or remedy conferred upon a party in this Agreement shall be exclusive, and each such right, power and remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred in this Agreement or any other agreement, or now or hereafter available at law or in equity or by statute or otherwise. 20. DEALINGS IN SHARES 20.1 The Executive is considered to be a person discharging managerial responsibilities within Indivior (a “PDMR”) for the purposes of the EU Market Abuse Regulation (Regulation 596/2014) (“MAR”). 20.2 The Executive, having been notified by Indivior’s Company Secretary, is aware of the obligations placed on him, and persons closely associated with him (“PCAs”), by virtue of him being a PDMR; in particular, the obligations which relate to dealing in the ordinary shares of Indivior listed on the London Stock Exchange (“Shares”) or related financial instruments, as contained in MAR, Indivior’s dealing code, as amended from time to time 20

(the “Indivior Dealing Code”) and, to the extent applicable, Disclosure Guidance and Transparency Rules 1 and 3. 20.3 The Executive (and the Executive’s PCAs, as appropriate) must notify Indivior in writing of all transactions conducted on the Executive’s own (or the PCAs’) account in the Shares or debt instruments, or derivatives or any other financial instruments relating to the Shares or debt instruments. As stated in the Indivior Dealing Code, your notification to Indivior must be made as soon as practicable and in any event by the end of the business day following the transaction date. The notification must include: the person’s name and position, the name of the relevant issuer (i.e. Indivior), whether it is an initial notification or amendment, a description of the financial instrument (e.g. ordinary shares), the nature of the transaction (e.g. acquisition, charge or disposal), the date and place of the transaction and the price and volume of the transaction. 20.4 The Executive must follow the share dealing process (including any application for clearance to deal) when dealing in Shares or related financial instruments as set out in the Indivior Dealing Code, AAAR and/or any other applicable law, statute or regulation in force at the relevant time. 20.5 Failure to comply with the obligations in this clause 20 will be considered a serious breach of this Agreement and may result in disciplinary measures being taken against the Executive (up to and including dismissal pursuant to clause 10 of this Agreement). 1 21. INSURANCE AND INDEMNIFICATION 21.1 The Company shall procure that Indivior shall indemnify the Executive to the fullest extent permitted by applicable law. The Company, Indivior and Executive intend that such obligation shall remain in full force and effect, such that, other than a change required by applicable law, nothing shall affect the Company’s or Indivior’s obligations pursuant to this clause 21. The Company shall use commercially reasonable efforts to maintain directors’ and officers’ liability insurance during the Executive’s employment in amounts and on terms reasonable and customary for similarly situated companies, and the Executive shall be covered by such insurance on the same basis as other executive officers of the Company. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] 21

SCHEDULE ONE DEFINITIONS AND INTERPRETATIONS 1. Definitions In this Agreement including the Schedules: “the Board” means the Board of Directors of Indivior as from time to time constituted or any duly appointed committee or person of it; “Capacity” means as agent, consultant, director, employee, owner, partner, shareholder or in any other capacity; “Change in Control” means, and shall occur if: (i) the Company consummates, in a single or any series of related transactions, a merger, consolidation, share exchange or other reorganization or similar transaction with any other corporation, person, or group of affiliated persons, other than a transaction: (1) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) a majority of the combined voting power of the Company’s, or the surviving entity’s, as applicable, outstanding securities; (2) whereby the persons controlling (directly or indirectly) the casting of the majority of the voting rights attaching to the Company’s voting securities immediately prior thereto continue to control the casting of the majority of the voting rights attaching to the Company’s, or the surviving entity’s, as applicable, outstanding securities after the applicable transaction; or (3) whereby the persons exercising the direct or indirect right or power to remove directors of the Company holding a majority of the voting rights at meetings of the relevant board immediately prior thereto continue to exercise such direct or indirect right or power to remove directors of the Company (or of the surviving entity, as applicable) holding a majority of the voting rights at meetings of the relevant board after the applicable transaction; (ii) the Company sells all or substantially all of the Company’s assets; or (iii) Indivior consummates a transaction of the type described in clause (i) or (ii). Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s or Indivior’s, as applicable, jurisdiction of incorporation; or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s or Indivior’s, 22 as applicable, voting securities immediately before such transaction; “Commencement Date” means the date set out in clause 2.1 of this Agreement; “Confidential Information” means any information (whether or not recorded in documentary form, or stored on any magnetic or optical disk or memory) of a secret or confidential nature and which is not in the public domain relating or belonging to the Company and/or any other Group Company or any of its or their client/customers or suppliers including, but not limited to, business methods, corporate plans, management systems, finances, new business opportunities, pricing arrangements, trade agreements, profits, costs of investments, pricing and sales records, terms of business, marketing or sales of any products or services, secret formulae, processes, inventions, designs, applications, training presentations, promotional brochures, know-how, discoveries, and other technical information relating to the creation, production or supply of future products or services of the Company and/or any Group Company, lists or details of clients or customers, potential clients or customers or suppliers, or the arrangements made with any clients or customers or supplier, lists or details of contacts or other similar information and any information which the Company or any Group Company has identified as confidential or in respect of which the Company or any Group Company owes a duty of confidentiality to a third party; “directly or indirectly” means directly or indirectly and whether alone or jointly with or as proprietor, shareholder, participator, partner, officer (including shadow director), manager, employee, consultant, principal or agent to or for or on behalf of any person, firm, or company or otherwise whether for your private gain or otherwise; “Garden Leave” means leave as described in clause 11; “Good Reason” means (a) a material diminution in your authority, duties, or responsibilities; provided, however, that if there is a Change in Control of the Company or other corporate restructuring, you shall not have Good Reason solely on account of your holding materially the same position in the surviving legal entity or business unit as you held before such change in control or other restructuring, even if now part of a larger company or conglomerate; (b) a material reduction in your base salary; (c) a 23 change by the Company in the location at which you perform your principal duties for the Company to a new location that is more than fifty (50) miles from the location at which you performed your principal duties for the Company immediately prior to such change; or (d) a material breach by the Company of this Agreement; provided, however, that in the case of subclauses (a), (b), (c), or (d), (i) you provide written notice to the Company of the existence of a condition for Good Reason within thirty (30) days of the initial existence thereof, (11) the Company has thirty (30) days after receipt of such notice to cure the condition for Good Reason and fails to do so, and (iii) you provide 12 months’ notice of your termination of employment within thirty (30) days of the expiration of such cure period; for the avoidance of doubt, the existence of Good Reason shall not eliminate the requirement that you provide not less than twelve months’ written notice to terminate your employment; “Group Company” means any one of the Company, its subsidiaries, its holding company or any subsidiary of its holding company (in each case as defined by section 1159 of the Companies Act 2006) or any company in which the Company, its subsidiaries, its holding company or any subsidiary of its holding company has a shareholding, and the “Group” has the corresponding meaning; “Indivior” means Indivior PIC (UK company number 09237894). “Intellectual Property” means, without limitation, any and all inventions, designs, developments, creative works, other processes, products, formulae, drawings, slogans, computer programmes, know-how and useful ideas of any description whatsoever, (in particular but not limited to articles, photographs and written text for use in the Company or Group’s publications) whether or not patentable including without limitation any discoveries and improvements which consist of or relate to any form of Confidential Information; “Intellectual Property Rights” means copyrights, rights to Inventions, patents, utility models, moral rights, trademarks, service marks, design rights (whether registered or unregistered), database rights, semiconductor topography rights, proprietary information rights, business names and domain names, goodwill and the right to sue for passing off and all other similar proprietary rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or 24

“Inventions” “Personal Data” “Personal Sensitive Data “Reference Period” “Restricted Business” “Restricted Customer” extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world; means all inventions, ideas, discoveries, developments, improvements or innovations, modifications, processes, formulae, models, prototypes, sketches, drawings, plans or other works or material which you alone or with one or more others may make, devise or discover during your employment and which pertain or are actually or potentially useful to any of the commercial or industrial activities from time to time of any Group Company or the processes or machinery of any Group Company for providing the services or making the products of any Group Company or which pertain to, result from or are suggested by any work which you or any other employee of any Group Company has done or may hereafter during your employment do for any Group Company; means any data which relates to an individual from which the individual can be identified and other information in the possession of the Company and any Group Company and includes any expression of opinion about the individual and any indications of intention of the Company or any Group Company or a third party concerning the individual; ’ means information concerning race, ethnic origin, political opinion, religious beliefs, trade union involvement or the commission or alleged commission by an identifiable individual of any offence and any proceedings relating to that offence; means the twelve months preceding Termination; means the supply of any goods or services developed, marketed or supplied by the Company or any Group Company during the Reference Period and with which during the Reference Period you were directly concerned, materially involved or in relation to which you were in a position to obtain Confidential Information relating to the same; means any person who at any time in the Reference Period was a client or customer of or in the habit of dealing with the Company or any Group Company, with whom you had material dealings at any time during the Reference Period or about whom you obtained or otherwise received Confidential Information at any time during the Reference Period; 25

“Restricted Period” means the twelve months immediately following Termination (less any penod spent on Garden Leave under clause 11.1); “Restricted Person” means anyone employed or engaged by the Company or any Group Company at any time during the Reference Period with whom you had material dealings at any time during the Reference Period in the course of your employment; “Section 409A” means Section 409A of the U.S. internal Revenue Code of 1986, as amended, and the regulations thereunder; “Supplier” means any supplier to the Company or any Group Company of products relating to the Restncted Business at any time during the Reference Period and with whom you had material dealings at any time during the Reference Period; and “Termination” 2. Interpretation means termination of your employment, howsoever caused. 2.1 Headings Clause headings shall be ignored in interpretation. 2.2 Group Benefit Your undertakings in this Agreement are for the benefit of the Company, each Group Company to which your duties relate and for this purpose contract on behalf of each of such companies. 2.3 References References in this Agreement to clauses, sub-clauses, paragraphs, schedules and annexes are references to clauses, sub-clauses, paragraphs, schedules and annexes of or to this Agreement unless stated otherwise. \. 2.4 Legislation A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being m force made under it. 2.5 Gender Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders. 2.6 Plurality Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular. [Remainder of Page Intentionally Left Blank] 26

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above. Indivior, Inc. By: /s/ Mark Crossley Name: Mark W. Crossley Title: CEO Executive /s/ Ryan Preblick Ryan Preblick